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Exhibit 4.2

GENETIC TECHNOLOGIES LIMITED
ACN 009 212 328

GENETIC TECHNOLOGIES STAFF SHARE PLAN 2001
RULES

PART I—INTERPRETATION
DICTIONARY

        In these Rules, and in the Terms of Grant of each Right, unless the context otherwise requires:

        "Associate" has the meaning given by section 139GE of the Income Tax Assessment Act 1936

        "Board" means the Board of Directors of the Company or a committee appointed by the Board of Directors

        "Business Day" has the meaning given in the Listing Rules

        "Ceasing to be Employed by a Group Company" means ceasing to be employed by a Group Company and not being employed by any other Group Company

        "Company" means Genetic Technologies Limited (ACN 009 212 328)

        "Corporations Act" means the Corporations Act 2001

        "Demerger" means a transfer, direct or indirect, by the Company or a Subsidiary to the shareholders of the Company, of shares in a Subsidiary, so that that Subsidiary ceases to be a Group Company

        "Eligible Person" means any of:

  (a)
  an employee (including a director, whether or not employed in an executive capacity) of a Participating Company, and

  (b)
  a consultant and independent contractor to a Participating Company who is declared by the Board to be an Eligible Person for the purposes of the Plan

        "Employee" means, in relation to a Right, the Eligible Person to whom, or to whose nominated Associate, the Company grants the Right

        "Employee Share" means a Share resulting from the exercise of a Right

        "Employment" means employment or appointment (in the sense of holding office) by or being engaged by, or being contracted to provide goods or services to a Group Company

        "Exercise Date" means the date on which a Right is exercisable, being the date stated by the Board as the Exercise Date, or fixed by a method of calculation prescribed by the Board in the Invitation

        "Exercise Price" means the amount payable on exercise of a Right (if any)

        "Expiry Date" means the date on which a Right lapses, being the date stated by the Board as the Expiry Date, or fixed by a method of calculation prescribed by the Board in the Invitation

        "Grant Date" means the date on which a Right is granted or deemed to be granted

        "Group Company" means each of the Company and its Subsidiaries and any other entity in which the Company has a direct or indirect economic interest that is declared by the Board to be a Group Company for the purposes of the Plan

        "Incapacity" means an Employee's inability, in the opinion of the Board, to perform his or her duties because of his or her illness or incapacity

        "Invitation" means an invitation that is issued to an Eligible Person under Rule 2 ("Invitation to Apply for Rights")

        "Listing Rules" means the Listing Rules of the Stock Exchange (including the terms of any waiver given under those rules) as they apply to the Company from time to time

        "Market Value" means the market value of a Share determined under section 139FA of the Income Tax Assessment Act 1936

        "Participant" means:

  (a)
  an Eligible Person or an Associate of an Eligible Person to whom a Right is granted, and

  (b)
  for the purposes of exercising the Rights of that person (being a natural person) on death or legal incapacity, his or her duly appointed legal personal representative

        "Participating Company" means each Group Company to which the Board resolves that the Plan extends

        "Performance Condition" means a condition prescribed by the Board as a condition that must be satisfied before a Right may be exercised

        "Plan" means the Genetic Technologies Staff Share Plan 2001 under these Rules

        "Plan Share" means, in relation to a Right, each Share that a Participant has a right to acquire under the Right

        "Redundancy" means termination of Employment of an Employee by a Participating Company due to economic, technological, structural or other organisational change where, through no act or default of the Employee:

  (a)
  the Participating Company no longer requires the duties and responsibilities carried out by the Employee to be carried out by anyone

  (b)
  the Participating Company no longer requires the position held by the Employee to be held by anyone, or

  (c)
  the Participating Company has materially changed the duties and responsibilities or some other fundamental feature of the position held by the Employee

        "Resignation" means a resignation by an Employee

        "Retirement" means termination of the Employment of an Employee by a Participating Company because the Employee attains the age that the Board accepts as his or her retirement age

        "Right" means each of a right under the Plan to acquire (in the case of an option that has an Exercise Price, by subscription or purchase):

  (a)
  a Share, and

  (b)
  each additional Share that the Participant has a right to acquire under the Right by operation of Rule 12 ("Adjustment to Rights")

        "Rules" means these rules

        "Share" means a fully paid ordinary share in the capital of the Company

        "Stock Exchange" means the Australian Stock Exchange Limited or any other stock exchange on which Shares of the Company are traded

        "Subsidiary" means, in relation to a company, a body corporate that is a subsidiary of the Company in terms of Division 6 of Part 1.2 of the Corporations Act

        "Takeover Bid" has the meaning given in section 9 of the Corporations Act

        "Terms of Grant" means, in relation to a Right:

  (a)
  the Rules

  (b)
  the Invitation to apply for the Right

  (c)
  each Performance Condition and each other term or condition prescribed by the Board, that applies to the Right, and

  (d)
  each certificate or statement issued with respect to the grant of the Right under Rule 3 ("Grant of Rights")

        "Tranche" means a number of Rights, each having the same Grant Date, Exercise Date and Expiry Date

        "Vested" means, in relation to a Right, that any Performance Condition applicable to the Right has been achieved and a Participant is otherwise entitled to exercise the Right.

OTHER INTERPRETATION

        In these Rules, and in the Terms of Grant of each Right, unless the context otherwise requires:

  (a)
  a reference to any legislation includes an amendment, consolidation, re-enactment or replacement of it, and any subordinate legislation

  (b)
  a reference to rules or to an agreement or document is to the rules, agreement or document as amended or replaced

  (c)
  the singular includes the plural and vice versa

  (d)
  a reference to any gender includes all genders

  (e)
  if an expression is defined, another part of speech and grammatical form of the expression have a corresponding meaning

  (f)
  a reference to a person is a reference to a natural person or company or other legal entity

  (g)
  headings and references to headings are for ease of reference only and do not affect interpretation, and

  (h)
  except as otherwise expressly provided in these Rules, any provision relating to the exercise of a Right is a reference to a Right which has Vested in a Participant.

PART II—RULES

1.     RIGHTS

  1.1.
  Company may grant Rights whenever the Board determines
  At times determined by the Board, the Company may grant Rights in favour of an Eligible Person or procure their grant by a third party.

  1.2.
  Rights to acquire new or existing Shares
  The Rights may be rights to acquire Shares:

  (a)
  that are issued by the Company to the Participant, or

  (b)
  that are transferred by a third party to the Participant,

      or both.

  1.3.
  Rights may be granted to Eligible Person's Associate at Board's discretion
  Instead of granting a Right to an Eligible Person, the Company may grant, or procure the grant of the Right to the person's Associate, if the Associate is first nominated by the Eligible Person and approved by the Board.

  1.4.
  Rights may be subject to any Performance Condition or other condition
  The Company may, at the Board's discretion, grant a Right subject to any Performance Condition and any other term or condition that the Board prescribes.

  1.5.
  No payment for the grant of a Right
  No payment is required for the grant of a Right unless the Board determines otherwise.

  1.6.
  Exercise Price for a Right
  The Exercise Price (if any) for a Right is an amount determined by the Board or by the application of a method of calculating the Exercise Price that is prescribed by the Board.

  1.7.
  Financial Assistance
  A Participating Company may financially assist a person, as trustee or otherwise, to acquire Shares under or for the purposes of the Plan.

2.     INVITATION TO APPLY FOR RIGHTS

  2.1.
  Board may issue invitations
  The Board may issue to an Eligible Person a written invitation, in such form as the Board determines, to apply for Rights.

  2.2.
  Invitation to indicate who may apply for Rights
  (a)
  The Board will state in the Invitation that the Eligible Person is invited to apply for Rights, and

  (b)
  if the Board so determines, that the Eligible Person may nominate an Associate, for approval by the Board, as the applicant to apply for the Rights.

  2.3.
  Information to be stated in an Invitation
  The Board will determine, and state in the Invitation to the following effect:

  (a)
  whether the Rights are to be granted in a single Tranche or in several Tranches

  (b)
  the number of Rights for which the applicant may apply in each Tranche, or how the number is calculated

    (c)
    if there is an amount payable for the grant of each Right, the amount or how it is calculated

    (d)
    if there is an Exercise Price for a Right, the amount or how it is calculated

    (e)
    the Exercise Date for each Tranche, or how it is fixed

    (f)
    the Expiry Date for each Tranche, or how it is fixed

    (g)
    each Performance Condition

    (h)
    any restriction on the numbers of Rights that may be exercised or that may be exercised at one time

    (i)
    such other terms or conditions that the Board decides to include, and

    (j)
    how to apply for the Rights including:

    (1)
    the name or title of the person, designated by the Board as the person to whom the application must be sent, and

    (2)
    the time and date by which the application must be received by the person referred to in paragraph (1).

  2.4.
  How to nominate an Associate
  If the Board states in the Invitation that an Eligible Person may nominate an Associate for approval by the Board:

  (a)
  the Board may provide a nomination form to the Eligible Person at any time, and

  (b)
  the Eligible Person may nominate an Associate by duly completing and signing the nomination form and giving the form to the Company, in accordance with the instructions provided by the Board for this purpose.

  2.5.
  How to apply for Rights
  An Eligible Person, or the Eligible Person's Associate who has been approved by the Board for this purpose, may apply for Rights by:

  (a)
  duly completing and signing an application (in the form included with the Invitation)

  (b)
  sending the completed and signed form of application to the person designated by the Board, so that that person receives it by the time and date stated in the Invitation (unless the Board determines otherwise), and

  (c)
  complying with any other instructions in the Invitation.

  2.6.
  Applicant undertakes to be bound
  By applying for Rights the applicant agrees to be bound by their Terms of Grant and by the constitution of the Company both as a Participant and, in respect of any Share acquired under a Right, as a shareholder.

3.     GRANT OF RIGHTS

  3.1.
  Company to grant or procure grant of Rights
  On or after receipt of an application for Rights the Company may, at the Board's discretion, grant or procure the grant by a third party of Rights to the applicant, subject to the Terms of Grant.

  3.2.
  Certificate or statement
  Following the grant of Rights, the Company will issue or procure the issue to the Participant of a certificate or statement (or both) setting out with respect to the grant:

  (a)
  the name of the Participant

  (b)
  the Grant Date

  (c)
  the number of Rights granted in each Tranche

  (d)
  if any Rights have an Exercise Price, the Exercise Price for each Right or how it is calculated

  (e)
  the Exercise Date for each Tranche, and

  (f)
  the Expiry Date for each Tranche.

  3.3.
  Rights are not transferable
  A Right may not be transferred and lapses immediately on purported transfer unless the Board, in its absolute discretion, approves the transfer or the transfer is effected by force of law on death or legal incapacity to the Participant's legal personal representative.

4.     REGISTER OF RIGHTS

    Rights granted under the Plan (and Shares issued on their exercise) will be registered in the appropriate register of the Company.

5.     EXERCISE OF RIGHTS

  5.1.
  Manner of Exercise
  When permitted to do so under this Rule 5 and the other Terms of Grant, a Participant may exercise a Right in the way required by the Company, and where applicable, by paying the Exercise Price to or as directed or permitted by the Company.

  5.2.
  Exercise Date
  A Participant may only exercise a Right on or after its Exercise Date except where exercise is permitted under Rule 9 ("Takeover Bid, Proposed Scheme of Arrangement or Demerger") or Rule 10 ("Takeover, Reconstruction, Amalgamation, Winding Up").

  5.3.
  Performance Condition
  If a Right is subject to a Performance Condition, it may not be exercised unless the Performance Condition is satisfied on or after its Exercise Date, by the first to occur of:

  (a)
  the date of exercise

  (b)
  if the Participant dies, the date of death, and

  (c)
  if the Participant Ceases to be Employed by a Group Company (other than by reason of death), the date when the Employment ceases,

      except when expressly permitted otherwise by the Terms of the Grant.

  5.4.
  Limit on Period when Right may be exercised
  A Right lapses and may not be exercised after:

  (a)
  the Expiry Date, or

  (b)
  any earlier date on which the Right lapses under the Terms of Grant.

  5.5.
  Board may extend period for exercise by Participant
  The Board may, in writing, extend the period during which a Participant may exercise a Right to a later date but no later than the Expiry Date.

6.     EXERCISE FOLLOWING DEATH OR OTHER CESSATION OF EMPLOYMENT

  6.1.
  Exercise of Vested Right on death of Employee
  If, before a Vested Right is exercised, the Employee dies at a time when:

  (a)
  the Employee has not Ceased to be Employed by a Group Company, or

  (b)
  the Employee has Ceased to be Employed by a Group Company and the Participant is entitled to exercise the Right under Rule 6.2,

      then (subject to the provisions of Rule 5 ("Exercise of Rights")) the Participant may exercise the Right on and from the date of death until the expiry of whatever term the Board may determine, and in the absence of such determination, of twelve months after that date.

  6.2.
  Exercise of Vested Right if Employee Ceases to be Employed by a Group Company
  If, before a Vested Right is exercised, the Employee Ceases to be Employed by a Group Company, then (subject to the provisions of Rule 5 ("Exercise of Rights")):

  (a)
  if, in the opinion of the Board, the Employment ceases because of Incapacity, the Participant may exercise the Right on and from the date of cessation until the expiry of whatever term the Board may determine, and in the absence of such determination, of twelve months after that date (or whatever additional period may be allowed if the Employee or the Participant dies);

  (b)
  if, in the opinion of the Board, the Employment ceases because of Redundancy or Retirement, the Participant may exercise the Right on and from the date of cessation until the expiry of whatever term the Board may determine, and in the absence of such determination, of six months after that date (or whatever additional period may be allowed if the Employee or the Participant dies);

  (c)
  if, in the opinion of the Board, the Employment ceases because of Resignation, the Participant may exercise the Right on and from the date of cessation until the expiry of whatever term the Board may determine, and in the absence of such determination, of one month after that date (or whatever additional period may be allowed if the Employee or the Participant dies);

  (d)
  if the Employment ceases for any reason other than

  (1)
  death, Incapacity, Redundancy, Resignation or Retirement, or

  (2)
  a reason given in paragraph (e) below,

      the Participant may exercise the Right only if and to the extent permitted by the Board in writing, and during the period so permitted by the Board (or whatever additional time may be allowed if the Employee or the Participant dies), and

    (e)
    if the Employment ceases because:

    (1)
    the company that employs the Employee ceases to be a Group Company whether or not, after the cessation, the Employee remains an employee of that employer, or

    (2)
    the Employee is employed in a business that is acquired by a person that is not a Group Company,

      then the Participant may exercise the Right on and from the date of cessation of Employment until the expiry of whatever term the Board may determine, and in the absence of such determination, of three months after that date (or whatever additional period may be allowed if the Employee or the Participant dies).

  6.3.
  Extension of Time for Exercise of Vested Right on death of Participant (being an Associate of the Employee)

      If the Participant, being an Associate of the Employee and a natural person, dies before a Vested Right is exercised and the Participant is or becomes entitled to exercise the Right under Rule 6.1 or 6.2 following the Employee's death or Ceasing to be Employed by a Group Company then, subject to Rule 5 ("Exercise of Rights"), the period during which the Participant may exercise the Right extends to the later of:

    (a)
    expiry of the period allowed for exercise under Rule 6.1 or 6.2, and

    (b)
    the expiry of twelve months after the Participant's death.

7.     A RIGHT LAPSES FOLLOWING DEATH OR OTHER CESSATION OF EMPLOYMENT

  7.1.
  Lapse of Vested Rights
  A Vested Right lapses on the later of:

  (a)
  expiry of the period during which it may be exercised under Rule 6 ("Exercise Following Death or Other Cessation of Employment"), and

  (b)
  if the Board extends the period during which the Participant may exercise the Right under Rule 6 to a later date, the expiry of that extended period,

      but no later than the Expiry Date.

  7.2.
  Lapse of Rights not Vested
  All Rights that are not Vested at death or other Cessation of Employment of an Employee thereupon lapse.

8.     DELIVERY OF SHARES ON EXERCISE OF RIGHTS

  8.1.
  How Rights are satisfied
  The Company satisfies a Participant's Right in accordance with the provisions of this Rule, subject the Terms of Grant.

  8.2.
  Issue or transfer of Shares
  After a Right is exercised, the Company, within the period applicable under the Listing Rules, issues or procures the transfer to the Participant of each Plan Share to which the Participant is entitled under the Right (unless the Company elects to fulfil its obligations under Rule 8.3).

  8.3.
  The Company may satisfy the Rights by paying appreciation value in shares or cash
  Instead of issuing or transferring Shares under Rule 8.2 (and in full satisfaction of its obligations to do so) the Company may within 7 Business Days after the Rights are exercised, refund any amount received in respect of the Exercise Price (if any) for any or all Rights and either:

  (a)
  pay to the Participant an amount in cash equal to the difference between the Market Value at the date of exercise of each Plan Share relating to the last mentioned Rights and the Exercise Price (if any) for each of those Rights, or

  (b)
  issue or procure the transfer of Shares to the Participant, being Shares that have a Market Value at the date of exercise equal to the amount determined under paragraph (a) or as near as may be, and if there is a fractional Share, the value thereof shall be paid in cash.

  8.4.
  Shares issued by Company to rank pari passu
  All Shares issued under the Plan will rank   pari passu in all respects with the Shares of the same class for the time being on issue except for any rights already attaching to the Shares then on issue by reference to a record date before the date of the allotment under the Plan.

  8.5.
  Shares to be quoted on Stock Exchange
  If Shares of the same class as Shares issued under the Plan are quoted on a Stock Exchange, the Company will apply to the Stock Exchange within the period applicable under the Listing Rules, if any, for the Shares issued under the Plan to be quoted.

  8.6.
  Restriction as to Dealing
  If, under the Terms of Grant of a Right, a Share resulting from the exercise of a Right is subject to a restriction as to disposal or other dealing, the Board may implement any procedure that it considers appropriate, and that complies with the Listing Rules to ensure compliance with the restriction.

  8.7.
  Participant's agreement as to restriction
  Each Participant undertakes that while a Share acquired by the Participant as a result of the exercise of a Right is subject to any restriction procedure applied under Rule 8.6, the Participant will not take any action or permit another person to take any action to remove the restriction procedure.

  8.8.
  Expiry of restriction
  On the expiry of the restriction over a Share, the Company will, within the period applicable under the Listing Rules, give whatever notice or instruction it sees fit to enable the Participant to deal with the Share.

9.     TAKEOVER BID, PROPOSED SCHEME OF ARRANGEMENT OR DEMERGER

  9.1.
  Rights may be exercised before the Exercise Date
  If, under any of the provisions of this Rule 9:

  (a)
  the Board gives notice that a Participant may exercise Rights within a particular period, or

  (b)
  a Participant otherwise becomes entitled to exercise Rights within a particular period,

    then, subject to Rule 5 ("Exercise of Rights") but whether or not any Performance Condition has been satisfied, the Participant may exercise the Rights within that period in addition to any other period during which the Rights may be exercised.

  9.2.
  Takeover Bid
  If a Takeover Bid is made to acquire any Shares, while any offers under the Takeover Bid remain open for acceptance, the Board may give written notice of the bid to each Participant, stating that the Participant's Rights may be exercised by a prescribed date.

  9.3.
  Change of control
  If, pursuant to a Takeover Bid or otherwise, any person together with the person's associates (associate here having the meaning given for the purposes of Chapter 6 of the Corporations Act ("Takeovers")) (other than Dr. Mervyn Jacobson, Executive Chairman of the Company, and his associates), acquires Shares which, when aggregated with Shares already acquired by any of those persons and their associates, comprise more than 20% of the issued Shares of the

    Company, a Participant may exercise the Participant's Rights within two months from the last date when any of the Shares were so acquired.

  9.4.
  Application to the court for meeting to be held—compromise or arrangement
  If the Board determines that an application is to be made to the court under section 411 of the Corporations Act, for a meeting to be held as described in Rule 9.5, the Board may give written notice of the application to each Participant, stating that the Participant's Rights may be exercised up to a prescribed number of Business Days before the hearing of the application.

  9.5.
  Court order for meeting to be held—compromise or arrangement
  If, pursuant to an application made to the court under section 411 of the Corporations Act, the court orders a meeting to be held in relation to a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company, a Participant may exercise the Participant's Rights before the time of the meeting.

  9.6.
  Demerger
  If:

  (a)
  the Company gives notice to shareholders of a proposed Demerger, and

  (b)
  the Company's auditors confirm in writing to the Company that (disregarding the requirements or implications of any Performance Condition) the interests of Right holders would or might be substantially prejudiced if, before the proposed Demerger had effect, the Right holders could not exercise their Rights and be registered holders of the relevant Plan Shares, the Board may give written notice to each Participant, stating that the Participant's Rights may be exercised by a prescribed date.

10.   TAKEOVER, RECONSTRUCTION, AMALGAMATION, WINDING UP

        If:

  (a)
  a person becomes bound or entitled to acquire Shares under section 414 or Chapter 6A of the Corporations Act ("Company Acquisitions and Buy-outs")

  (b)
  under section 413 of the Corporations Act the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company, or

  (c)
  the Company passes a resolution for voluntary winding up or an order is made for the compulsory winding up of the Company,

    then, subject to Rule 5 ("Exercise of Rights") but whether or not any Performance Condition has been satisfied, a Participant may exercise the Participant's Rights within one month after the occurrence of the relevant event.

11.   RIGHT LAPSES IN CASE OF TAKEOVER, RECONSTRUCTION, AMALGAMATION, WINDING UP

        If a Participant becomes entitled to exercise a Right under Rule 10 ("Takeover, Reconstruction, Amalgamation, Winding Up"), the Right lapses on the later of:

  (a)
  the expiry of the period allowed for exercise under that Rule, and

  (b)
  if the Board extends the period during which the Participant may exercise the Right under Rule 10 to a later date, the expiry of that extended period,

    but no later than the Expiry Date

12.   ADJUSTMENT TO RIGHTS

  12.1.
  Bonus Issue
  If Shares are issued pro rata to the Company's shareholders generally by way of bonus issue (other than in place of dividends or by way of dividend reinvestment) involving capitalisation:

  (a)
  a Participant is entitled, on exercise of a Right, to an issue of Shares, in addition to the Plan Shares that relate to the Right immediately before the bonus issue

  (b)
  the number of additional Shares that the Participant has a right to acquire under paragraph (a) is the number that would have been issued to a shareholder who, at the date for determining entitlements under the bonus issue, held Shares equal in number to the Plan Shares mentioned in paragraph (a)

  (c)
  no consideration is payable for the additional Shares, and

  (d)
  the additional Shares are issued out of the same account as that from which the Shares were issued to the Company's shareholders.

  12.2.
  Rights Issue—Implications for Rights with an Exercise Price

    If:

    (a)
    Shares are offered pro rata for subscription by the Company's shareholders generally by way of a rights issue, and

    (b)
    the price at which each Share is offered is less than the Market Value on the day of public announcement of the rights issue,

    the Exercise Price of each Right (where there is an Exercise Price) is reduced according to the following formula:

O' = O -	E(P-(S+D)) N+1
Where:
O'	=	the new Exercise Price of the Right
O	=	the old Exercise Price of the Right
E	=	the number of Plan Shares that relate to the Right at the time it is exercised
P	=	the average market price per Share (weighted by reference to volume) in the ordinary course of trading on the Stock Exchange during the 5 trading days ending on the day before the ex rights or ex entitlements date
S	=	the subscription price for a Share under the pro rata issue
D	=	the dividend due but not yet paid on Shares of the same class as the Plan Shares (except those to be issued under the pro rata issue referred to in paragraph (a))
N	=	the number of Shares with rights or entitlements that must be held to receive a right to one new Share.

  12.3.
  Rights Issue—Implications for Rights with no Exercise Price
  In the circumstances referred to in Rule 12.2(a) and (b), the Board may make such adjustment to the number of Shares relating to a Right as it considers appropriate, subject to the prior confirmation in writing by the auditors of the Company that the adjustment is, in their opinion fair and reasonable.

  12.4.
  Sub-division, consolidation, reduction or return
  If there is any reorganisation, including any subdivision, consolidation, reduction, or return of the issued capital of the Company, the number of Rights to which each Participant is entitled or the Exercise Price or both, is adjusted in the way specified by the Listing Rules.

  12.5.
  Limited right to participate in new issues
  Subject to the preceding Rules a Right does not entitle a Participant to participate in any new issue of securities of the Company.

  12.6.
  Fractions of Shares rounded
  If application of any of the provisions of this Rule 12 to a Participant's Rights results, by reference to the total number of Rights that are affected, in a number of Shares that includes a fractional Share, the Board may round it up or down to the nearest whole number.

  12.7.
  Adjustments to Exercise Price of Rights rounded
  If application of any of the provisions of this Rule 12 to the Exercise Price of Rights results, by reference to the total number of Rights whose Exercise Price is affected, in a number that includes a fraction, the fraction is expressed to four decimal places, as cents.

13.   ADMINISTRATION OF PLAN

  13.1.
  Board to administer
  The Board administers the Plan and may:

  (a)
  determine appropriate documentation and procedures for administration of the Plan consistent with the Rules, and

  (b)
  delegate to any one or more persons, including a trustee established for this purpose or for the purposes of any other employee share or option plan established by the Company, for such period and on such conditions as it may determine, the exercise of any of its powers or discretions under the Rules or appoint one or more persons, including a trustee, to perform any of the functions provided for in, or contemplated by, the Rules.

  13.2.
  Board has unfettered discretion
  Except as otherwise expressly provided in the Rules, the Board has absolute and unfettered discretion in the exercise of any of its powers or discretions under the Rules and to act or refrain from acting under the Rules or in connection with the Plan.

  13.3.
  Board's power to waive conditions
  The Board may, in relation to a Right, waive in whole or in part, on terms it considers appropriate, any of the Terms of Grant of the Right.

  13.4.
  Share buy-back

    If:

    (a)
    a Participant is required or wishes to dispose of Employee Shares, or

    (b)
    a trustee is holding Shares for the purposes of the Plan that it determines are no longer required,

    the Company may enter into an employee share scheme buy-back arrangement with the Participant or trustee, as the case may be, in respect of those Shares under the Corporation's Act Chapter 2J Pt 2J.1 Div2.

  13.5.
  Board's power to determine that a Right lapses in case of fraud
  If, in the Board's opinion, a Participant (whether Employee or Associate) acts fraudulently or dishonestly in regard to, or is in breach of duty (under a contract or otherwise) to, a Group Company, or otherwise brings a Group Company into disrepute, then the Board may determine that the Participant's Rights lapse and the Rights then lapse on the date determined by the Board.

  13.6.
  Board's decision is final
  If there is any dispute or disagreement as to interpretation of the Rules or as to any right, obligation, Right or Share under or in relation to the Plan, the decision of the Board is final and binding on all persons.

  13.7.
  Adjustments to Plan in case of foreign resident Participant or Participant
  If, in relation to a Right, the Participant is not a resident of Australia, the Rules apply to the Right subject to whatever alterations or additions the Board may determine, having regard to any securities, exchange control or taxation laws or regulations or any other matter that the Board considers directly or indirectly relevant.

  13.8.
  Limitation on issue of Shares
  The aggregate of the number of Shares which would be acquired from new issues by the Company, under all employee share plans established by the Company, if all outstanding options or other rights to acquire unissued Shares (granted pursuant to such employee share plans) were to be exercised ("all potential shares"), must not at any time exceed 10% of the total number of issued Shares plus all potential shares.

  13.9.
  Termination
  The Board may, at any time, suspend the granting of any Rights under, or terminate the Plan, but without prejudice to the rights of a Participant in respect of any Rights or Shares acquired or to be acquired under a Right.

14.   AMENDMENTS TO THE PLAN

  14.1.
  Board may amend the Rules
  Subject to Rules 14.2 and 14.3 and the Listing Rules, the Board may by resolution amend (meaning, for the purposes of this Rule 14, amend, add to, revoke or replace) the Rules, including this Rule.

  14.2.
  Certain rights of Participants may not be reduced
  The Board may not amend the Rules if, in its opinion, the amendment would materially reduce the rights of a Participant in respect of a Right granted before the date of the amendment, or a Share to be issued or transferred under the Right, unless the amendment is introduced primarily:

  (a)
  for the purpose of complying with any State or Commonwealth legislation that affects the Plan

  (b)
  to correct a manifest error

  (c)
  to address possible adverse tax implications for Participants generally or any Group Company arising from:

  (1)
  a ruling of any relevant taxation authority

      (2)
      a change to tax legislation (including an official announcement by any relevant taxation authority), or

      (3)
      the interpretation or a change in interpretation of tax legislation by a court of competent jurisdiction or by any relevant taxation authority, or

    (d)
    to enable a Participating Company to comply with its constitution, the Corporations Act, other legislation or the Listing Rules.

  14.3.
  Board notifies Participants who are affected
  As soon as reasonably practicable after making an amendment under this Rule, the Board, by written notice, will inform each Participant affected.

15.   TERMS OF EMPLOYMENT OR APPOINTMENT NOT AFFECTED

  15.1.
  Terms of Employment not affected
  The Rules do not:

  (a)
  form part of any contract of Employment or any arrangement in respect of any such Employment, between an Eligible Person and a Group Company, or

  (b)
  constitute a related condition or collateral arrangement to any such contract of Employment or arrangement,

    and participation in the Plan does not in any way affect the rights and obligations of an Eligible Person under the terms of his or her Employment or arrangement.

  15.2.
  Rights and obligations under Plan not affected
  The terms of a Participant's Employment or arrangement with a Group Company do not in any way affect the rights and obligations of the Participant under the Plan.

  15.3.
  No claim as a consequence of termination of Employment or appointment
  A Participant has no right to compensation or damages from any Group Company in respect of any loss of future rights under the Plan, as a consequence of termination of the Participant's Employment or arrangement.

16.   NOTICES

  16.1.
  How notices are given
  A notice (meaning for the purposes of this Rule 16, notice, application, permission or other communication) under the Rules or in connection with the Plan may be given in writing, addressed to the person to whom it is given, and is taken to be given and received if sent in accordance with Rule 16.2, 16.3 or 16.4.

  16.2.
  How a notice may be given to the Company or another Group Company
  For the purposes of Rule 16.1 a notice is duly given and received by the Company or another Group Company if sent to the company by pre-paid mail or by facsimile or other electronic communication, to an address at which it is actually received by:

  (a)
  the person who is, from time to time, designated by the Board as the person to whom the notice should be sent or by whom it should be received, and whose name or title and address are notified to the sender, or

  (b)
  if no other person is designated by the Board for this purpose, the secretary of the company.

  16.3.
  How a notice may be given to any other company
  For the purposes of Rule 16.1 a notice is duly given and received by a company other than a Group Company if sent to the company:

  (a)
  by pre-paid mail to its registered office, or

  (b)
  by facsimile or other electronic communication to the last known facsimile or other electronic communication address of its registered office.

  16.4.
  How a notice may be given to a natural person
  For the purposes of Rule 16.1 a notice is duly given and received by a natural person (other than a person designated as the person to whom the notice should be sent in order to be received by the Company) if sent to:

  (a)
  the person's last known mailing address or the person's last known facsimile or other electronic communication address, or

  (b)
  in the case of a Participant to the last known mailing, facsimile or other electronic communication address of the place of business at which the person performs the whole or substantially the whole of his or her Employment.

  16.5.
  Notice treated as given even if person deceased
  A notice given under Rule 16.1 to a person being a natural person (referred to in Rule 16.4), is duly given even if the person is then deceased (and whether or not any Group Company has notice of his or her death), unless the legal personal representative of the person has established title to the satisfaction of the Company and supplied to the Company an address to which documents should be sent.

  16.6.
  Time when notices are treated as given
  A notice sent in accordance with Rule 16.1 is treated as given and received:

  (a)
  in the case of a notice sent to the Company or another Group Company, at the time it is actually received by the secretary or other person designated by the Board as the person to whom it should be sent or by whom it should be received

  (b)
  in the case of any other notice sent by prepaid mail, 48 hours after it was put into the post properly stamped, and

  (c)
  in the case of any other notice sent by facsimile or other electronic communication, at the time of transmission.

17.   CONSTITUTION, LISTING RULES AND GOVERNING LAW

  17.1.
  Constitution and Listing Rules
  The Rules are subject to the Company's constitution and the Listing Rules in force from time to time.

  17.2.
  Governing Law
  The Rules are governed by the laws in force in Victoria and the Commonwealth of Australia.

TABLE OF CONTENTS

CONFIDENTIAL

GENETIC TECHNOLOGIES LIMITED
ACN 009 212 328

GENETIC TECHNOLOGIES
STAFF SHARE PLAN
2001

RULES

Equity Strategies Pty Ltd
ABN 98 056 937 163
Level 6, 350 George Street
Sydney NSW 2000 Australia
Tel: (02) 9232 4140 Fax: (02) 9232 4141
Copyright © Equity Strategies Pty Limited 2001

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  Exhibit 4.2
GENETIC TECHNOLOGIES LIMITED ACN 009 212 328
GENETIC TECHNOLOGIES STAFF SHARE PLAN 2001 RULES
PART I—INTERPRETATION DICTIONARY
OTHER INTERPRETATION
PART II—RULES
TABLE OF CONTENTS
CONFIDENTIAL
GENETIC TECHNOLOGIES LIMITED ACN 009 212 328
GENETIC TECHNOLOGIES STAFF SHARE PLAN 2001
RULES